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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the
Registration Statement (Form S-3 No. 33-     ) and related Prospectus of Beverly
Enterprises, Inc. for the registration of $150,000,000 of its Senior Notes and to the incorporation by reference therein of our report dated February 3, 1995, with respect to the consolidated financial statements and schedule of Beverly Enterprises, Inc. included in its Annual Report on Form 10-K, as amended, for the year ended December 31, 1994, filed with the Securities and Exchange Commission.

                                            ERNST & YOUNG LLP

November 7, 1995
Little Rock, Arkansas